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                                                                     EXHIBIT 5.1





                                   August 19, 1996

Transition Systems, Inc.
One Boston Place, 27th Floor
Boston, Massachusetts  02108

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-8 (the "S-8 Registration Statement") filed today by Transition Systems, Inc., a Massachusetts corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-8 Registration Statement relates to the proposed offering by the Company of 5,417,925 shares (the "Shares") of its Common Stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Company's Amended and Restated 1995 Incentive and Non-Statutory Stock Option Plan (the "Stock Option Plan").

         In arriving at the opinion expressed below, we have examined and relied upon the following documents:

         (1)  the Amended and Restated Articles of Organization of the Company;

         (2)  the Amended and Restated By-Laws of the Company;

         (3) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company; and

         (4)  the Stock Option Plan.

In addition, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.


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                                                                  EXHIBIT 5.1


Transition Systems, Inc.
August 19, 1996
Page 2



Based upon the foregoing, it is our opinion that:

         1. The Company has corporate power adequate for the issuance of the Shares in accordance with the S-8 Registration Statement. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares. When certificates for the Shares have been duly executed and counter-signed, and delivered against due receipt of the exercise price for the Shares as described in the options relating thereto and the Stock Option Plan, the Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement.


                                             Very truly yours,

                                             FOLEY, HOAG & ELIOT LLP


                                             By: /s/ Robert W. Sweet, Jr.
                                                 -------------------------------
                                                 A Partner